Exhibit 16.1

                        [Arthur Andersen LLP Letterhead]



June 7, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir:

     We have read the first four paragraphs of Item 4 included in the Form 8-K dated June 14, 2002 of The Advisory Board Company filed with the
Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP



Copy to:   David L. Felsenthal
           Chief Financial Officer, Secretary and Treasurer
           The Advisory Board Company